                                                                    EXHIBIT 12.3

                             PACCAR AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Thousands of Dollars)



                                                            Year Ended December 31
                                   ----------------------------------------------------------------------
                                      1996           1995          1994            1993           1992
                                   ----------     ----------     ----------     ----------     ----------

FIXED CHARGES
  Interest expense
    PACCAR and
    Subsidiaries (1)               $  131,807     $  123,480     $   87,465     $   64,000     $   71,912

    Portion of rentals
      deemed interest                   5,928          5,727          5,494          6,001          6,870
                                   ----------     ----------     ----------     ----------     ----------

TOTAL FIXED CHARGES                $  137,735     $  129,207     $   92,959     $   70,001     $   78,782
                                   ----------     ----------     ----------     ----------     ----------
                                   ----------     ----------     ----------     ----------     ----------

EARNINGS
  Income before taxes - PACCAR
    and Subsidiaries (2)           $  312,925     $  399,562     $  320,098     $  219,757     $   91,613

FIXED CHARGES                         137,735        129,207         92,959         70,001         78,782
                                   ----------     ----------     ----------     ----------     ----------

EARNINGS AS DEFINED                $  450,660     $  528,769     $  413,057     $  289,758     $  170,395
                                   ----------     ----------     ----------     ----------     ----------
                                   ----------     ----------     ----------     ----------     ----------
RATIO OF EARNINGS
  TO FIXED CHARGES                    3.27x          4.09x         4.44x           4.14x         2.16x




(1)  Exclusive of interest paid to PACCAR.

(2) Includes before-tax earnings of wholly owned subsidiaries and distributed income received from less than 50% owned subsidiaries.

                                      -30-